Exhibit 10.1

THIRD AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Third Amendment”) is made as of December 23, 2014 by and among HERITAGE II HOLDINGS, LLC, a Florida limited liability company, HERITAGE III HOLDINGS, LLC, a Florida limited liability company, HERITAGE IV HOLDINGS, LLC, a Florida limited liability company, HERITAGE V HOLDINGS, LLC, a Florida limited liability company, HERITAGE RE HOLDINGS, LLC, a Florida limited liability company and LINCOLN PROPERTY MANAGEMENT, LLC, a Florida limited liability company (collectively, “Seller”) and REVEN HOUSING FLORIDA, LLC, a Delaware limited liability company (“Buyer”) with reference to the following recitals:

RECITALS

A. Seller and Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated September 9, 2014 (the “Agreement”) pursuant to which Seller agreed to sell and Buyer agreed to purchase from Seller, 50 single family homes in the city of Jacksonville, Florida.

B. Seller and Buyer executed that certain First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on October 30, 2014 (the “First Amendment”) in order to add an additional 14 days to the Due Diligence Period, to amend the Purchase Price, and to adjust the number of homes to be purchased by Buyer.

C. Seller and Buyer executed that certain Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on November 12, 2014 (the “Second Amendment”) in order to extend the Due Diligence Period to November 26, 2014.

D. Seller and Buyer acknowledge that the Agreement terminated when Buyer failed to affirmatively notify Seller of its desire to acquire the Property before the expiration of the Due Diligence Period pursuant to Section 7 of the Agreement. Buyer and Seller desire to reinstate the Agreement subject to the provisions of this Third Amendment.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

2. Purchase Price. The Purchase Price pursuant to the Basic Terms is hereby deleted and amended to read as follows:

“Purchase Price: $1,369,000 subject to adjustment in accordance with the provisions of this Agreement.”

3. Closing Date. The Closing Date pursuant to the Basic Terms is hereby deleted and amended to read as follows:

“Closing Date: The date on which the Deed is delivered to Escrow Holder and Escrow is deemed closed by Escrow Holder, but in no event shall the Closing Date extend beyond December 31, 2014. If this Agreement does not close due to the default or breach of Seller under this Agreement, then the Deposit shall be immediately returned to Buyer.”

4. The “Due Diligence Period” section contained in the Basic Terms of the Agreement is hereby deleted in its entirety.

5. Post-Closing Vacancy Holdback. The reference to the Post-Closing Vacancy Holdback provision as set forth in the Basic Terms and Section 22(q) of the Agreement is hereby changed from “Fifteen Thousand and 00/100 Dollars ($15,000)” to “$5,000”.

6. Premises. Section 1 of the Agreement is hereby deleted in its entirety and is replaced with the following:

“The real estate that is the subject of this Agreement consists of 20 single family homes, in the State of Florida, which are identified and generally described on Exhibit A attached hereto, together with all of the improvements and structures located thereon (“Improvements”), any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”).”

7. Exhibit A. Exhibit A attached to the Agreement is hereby deleted in its entirety and is replaced by the Exhibit A attached hereto.

8. Transfer of Title. Section 4(a) is hereby deleted and amended to read as follows:

“(a) Title to the various properties constituting the Property shall be conveyed to Buyer by one or more deeds that are in the form that are customarily used in the county in which the Premises are located (collectively, the “Deed”) executed by Seller, in the form attached hereto as Exhibit C.”

9. Purchase Price; Deposit. Section 5(a) Delivery of Purchase Price of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Delivery of Purchase Price. The purchase price for the Property shall be the price identified in the Basic Terms (the “Purchase Price”), which shall be subject to reduction in accordance with Section 7(b). Buyer has placed the Deposit in an escrow account (the “Escrow”) established with Escrow Holder, who will serve as escrow holder for this transaction. The Deposit shall at all times prior to Closing be invested in United States treasury obligations or such other interest bearing accounts or securities as are approved by Buyer in writing; all interest earned on the Deposit will be administered, paid or credited (as the case may be) in the same manner as the Deposit and, when credited to the escrow account shall constitute additional Deposit. At the closing of the transactions contemplated by this Agreement (the “Closing”), Buyer shall receive a credit against the Purchase Price for the Deposit. The Purchase Price, less a credit for the Deposit, and plus or minus prorations and adjustments as set forth in Section 17 hereof, shall be paid by Buyer to Seller by wire transfer of immediately available federal funds on the Closing Date.”

Section 5(c): Section 5(c) of the Agreement is hereby deleted in its entirety.

10. Representations, Warranties and Covenants.

Section 6(c)(3): Section 6(c)(3) of the Agreement is hereby deleted in its entirety and replaced with the following:

Following execution of this Third Amendment, Seller will not enter into any contract (other than new Leases) that will be an obligation affecting the Property subsequent to the Closing Date except for contracts entered into in the ordinary course of business that are terminable without cause and without payment of a penalty on not more than 30-days’ notice.

Section 6(c)(8): Section 6(c)(8) of the Agreement is hereby deleted in its entirety and replaced with the following:

Seller agrees to terminate by written notice to the other parties thereto, effective as of Closing, any service contracts that Buyer, pursuant to written notice to Seller prior to the execution of this Third Amendment, requests Seller to terminate. Seller shall deliver to Buyer copies of all notices of termination given by Seller pursuant to this subsection.

Section 6(c)(9) of the Agreement is hereby deleted in its entirety and is replaced with the following:

Post-Closing Delivery of 8-06 Financials. Seller agrees to prepare for delivery to Buyer after the Closing, upon request by Buyer, unaudited income statements, along with accompanying notes, with respect to the Property for the 12 months ended December 31, 2013 (“Annual Income Statement”) and the nine months ended September 30, 2014 (“Interim Income Statement” and, with the Annual Income Statement, the “Income Statements”). The Income Statements shall be (a) in accordance with the books and records of Seller, (b) present fairly in all material respects the results of operations of the Property for the periods therein specified, (c) prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and Rule 8-06 of Regulation S-X (17 C.F.R. Part 210), and (d) otherwise acceptable to Buyer in its reasonable discretion. Seller shall also provide to Buyer after the Closing, upon request by Buyer, any schedules or supporting documentation that Buyer may reasonably request that relate to the transactions included or to be included in the Income Statements. Upon request by Buyer, Seller agrees to cooperate with Buyer, and provide all assistance and access to the books and records of Seller, after the Closing, as required for the audit of the Annual Income Statement, to be completed no later than the 70th day following the Closing. The audit of the Annual Income Statement shall be at Buyer’s expense and shall be conducted by an independent accounting firm registered with the Public Company Accounting Oversight Board retained by Buyer.”

11. Due Diligence Period. Section 7 of the Agreement is hereby deleted in its entirety and replaced with the following:

(a) Buyer and Seller hereby agree that effective as of the date of this Third Amendment, the Due Diligence period shall be deemed to have expired and the Deposit shall become non-refundable to Buyer, except in the event of a default or breach of this Third Amendment by Seller.

(b) Buyer has obtained a report describing the physical condition of the Property (the “Third Party Inspection Report”) that identifies necessary repairs or improvements and the costs of such repairs or improvements in the amount of $65,150.00 (the “Necessary Repairs”). Seller shall make the Necessary Repairs after Closing and the cost of the Necessary Repairs as set forth in the Third Party Inspection Report shall be held in escrow by the Escrow Holder until such Necessary Repairs are completed by Seller, which shall be no later than 90 days after the Closing.

12. Closing. Section 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

(a) The purchase and sale transaction contemplated in this Agreement shall occur on the date and in the manner specified in the Basic Terms section of this Agreement (the “Closing Date”) provided that all conditions precedent to the Closing have been fulfilled or have been waived in writing by the respective party entitled to waive same.

(b) On or before the Closing Date, the parties shall establish the usual form of deed and money escrow with Escrow Holder. Counsel for the respective parties is hereby authorized to execute the escrow trust instructions as well as any amendments thereto.

13. Title Insurance. Section 13 is hereby deleted in its entirety and replaced with the following:

(a) Following the execution and delivery of this Agreement, at Seller’s expense, Buyer shall cause Title Company to deliver to Buyer a commitment for the Title Policy described in subsection (b) below (the “Title Commitment”), together with legible copies of all of the underlying documentation described in such Title Commitment. Seller shall, within two business days after the execution of this Agreement, deliver to Buyer the most recent surveys of the properties that comprise the Property in Seller’s possession or control (the “Surveys”).

(b) At Closing, and as a condition thereof, Buyer shall receive an owner’s title insurance policy (the “Title Policy”) issued by Title Company, dated the day of Closing, with liability in the full amount of the Purchase Price, the form of which shall be an American Land Title Association Owner’s Policy, Standard Form B, 1992 (or other form preferred by Buyer or required or promulgated pursuant to applicable state insurance regulations), subject only to the Permitted Exceptions (defined below). The Title Policy may contain any endorsements requested by Buyer.

(c) Prior to the Closing, Buyer shall review title to the Property as disclosed by the Title Commitment and the Surveys, and satisfy itself as to the availability from the Title Company of the Title Policy and all requested endorsement to such Title Policy. Buyer shall have the right to obtain an update of the Surveys or to secure new surveys at any time prior to the Closing.

(d) Seller shall have no obligation to remove or cure title objections, except for (1) liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company with Buyer’s approval, (2) any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Buyer’s consent, and (3) non-consensual liens which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company. In addition, Seller shall provide the Title Company with any affidavits, ALTA statements or personal undertakings (collectively, an “Owner’s Affidavit”), in form and substance reasonably acceptable to the Title Company, that will permit the Title Company to remove the standard “mechanics lien” and “GAP” exceptions and otherwise issue the Title Policy in the form required by Buyer.

(e) “Permitted Exceptions” shall mean: (1) any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment as of the end of the Closing and that Seller is not required to remove as provided above; (4) items shown on the Surveys or any updated or new surveys of the Property which have not been removed as of the Closing; (5) real estate taxes and assessments not yet due and payable; and (6) rights of tenants under the Leases, as occupancy tenants only and without any rights of first refusal, rights of first offer or purchase options.

14. Governing Law. This Third Amendment shall be governed by the laws of the State of Florida.

15. Reinstatement; Full Force and Effect. Except as modified herein, Buyer and Seller agree and affirm that the Agreement is hereby reinstated and is in full force and effect.

16. Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Third Amendment shall constitute an original for all purposes.

17. Miscellaneous. This Third Amendment, together with the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of this Third Amendment and the Agreement, the provisions of this Third Amendment shall govern and control. This Third Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

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in witness whereof, Buyer and Seller have caused this Third Amendment to be duly executed on their behalfs as of the day and year first stated above.

SELLER

HERITAGE II HOLDINGS, LLC,
a Florida limited liability company

By:	/s/ Christian Allen
Name:	Christian Allen
Its:	President

HERITAGE III HOLDINGS, LLC,
a Florida limited liability company

By:	/s/ Christian Allen
Name:	Christian Allen
Its:	President

HERITAGE IV HOLDINGS, LLC,
a Florida limited liability company

By:	/s/ Christian Allen
Name:	Christian Allen
Its:	President

HERITAGE V HOLDINGS, LLC,
a Florida limited liability company

By:	/s/ Christian Allen
Name:	Christian Allen
Its:	President

HERITAGE RE HOLDINGS, LLC,
a Florida limited liability company

By:	/s/ Christian Allen
Name:	Christian Allen
Its:	President

LINCOLN PROPERTY MANAGEMENT, LLC,
a Florida limited liability company

By:	/s/ Christian Allen
Name:	Christian Allen
Its:	President

Buyer

REVEN HOUSING FLORIDA, LLC,
a Delaware limited liability company

By:	/s/ Chad Carpenter
Name:	Chad Carpenter
Its:	Chief Executive Officer

EXHIBIT A

DESCRIPTION OF PROPERTies

No.	Address	Seller Entity
1	1005 Busac Ave., Jacksonville, FL 32205	Heritage II
2	10343 Westmar Rd., Jacksonville, FL 32218	Heritage III
3	10539 Fairlane Dr., Jacksonville, FL 32218	Heritage III
4	1123 De Paul Dr., Jacksonville, FL 32218	Heritage RE
5	1320 Bretta St., Jacksonville, FL 32211	Heritage RE
6	2139 Grand St., Jacksonville, FL 32208	Lincoln
7	2335 Rogero Rd., Jacksonville, FL 32211	Heritage RE
8	2503 Pine Summit Dr., Jacksonville, FL 32211	Heritage II
9	3131 Placeda St., Jacksonville, FL 32254	Lincoln
10	3645 Peach Rd., Jacksonville, FL 32246	Heritage RE
11	3723 Rendale Dr., Jacksonville, FL 32210	Heritage II
12	3815 Rendale Dr., Jacksonville, FL 32210	Heritage RE
13	4512 Blount Ave., Jacksonville, FL 32210	Heritage III
14	4520 Perry St., Jacksonville, FL 32206	Heritage RE
15	4917 Donnybrook Ave., Jacksonville, FL 32208	Lincoln
16	6037 Marsha Dr., Jacksonville, FL 32205	Heritage II
17	6258 Syringa, Jacksonville, FL 32211	Heritage II
18	6451 BalleJo Ct., Jacksonville, FL 32210	Heritage II
19	6835 Miss Muffet Ln., Jacksonville, FL 32210	Lincoln
20	869 Prospect St., Jacksonville, FL 32254	Lincoln